UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2022

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	AMTB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Termination of Employment Agreements and entry into Change in Control Severance Agreements and Restrictive Covenant Agreements.

As previously reported under Item 5.02 on a Current Report on Form 8-K filed on December 27, 2021, on December 20, 2021, Amerant Bancorp Inc. (the “Company”) and its subsidiary, Amerant Bank, N.A., (the “Bank”), provided Miguel A. Palacios and Alberto M. Capriles, EVP and Head of Commercial Banking and EVP and Chief Risk Officer, respectively, (each, an “Executive” and together, the “Executives”) with notices of non-renewal of their employment agreements (together, the “Employment Agreements”). The Employment Agreements terminated effective March 20, 2022.

On March 18, 2022, each Executive, the Company, and the Bank, entered into change in control severance agreements (each, a “CIC Agreement” and together, the “CIC Agreements”). Each CIC Agreement has an initial term of 24 months and provides for automatic 12 months renewals unless the Company notifies the applicable Executive at least 90 days before such renewal that the CIC Agreement will be terminated. The CIC Agreements provide for severance benefits if each Executive is terminated “without cause” or resigns for “good reason”, on or within 24 months following a Change in Control (“Termination”), subject to the timely execution and non-revocation of a release of claims and compliance with any applicable restrictive covenant agreement. In the event of a Termination, each Executive will be entitled to receive the following compensation and benefits:

•An amount equal to the product of two times the sum of (i) the Executive's base salary in effect on the date of Termination, and (ii) the Executive's average annual bonus for the applicable period prior to the date of Termination (as calculated under the terms of the CIC Agreement); and reimbursements under COBRA (as defined in each CIC Agreement), if properly elected for a period of 12 months following Termination.

In connection with the execution of the CIC Agreements, each Executive also executed a Restrictive Covenant Agreement on March 18, 2022, that includes customary intellectual property, non-solicitation, non-compete, non-disparagement and confidentiality provisions.

The foregoing are only brief descriptions of the material terms of the CIC Agreements and the Restrictive Covenant Agreements (together the “Agreements”), does not purport to be a complete description of the Agreements, and are qualified in its entirety by reference to the Form of CIC Agreement and the Form of Restrictive Covenant Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	Form of Change in Control Severance Agreement between Amerant Bank, N.A, Amerant Bancorp Inc. and Executive
10.2	Form of Restrictive Covenant Agreement, between Amerant Bank, N.A, Amerant Bancorp Inc. and Executive
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2022	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Assistant Corporate Secretary